Exhibit 99.1

Yelp Announces Conversion of Class A and Class B Common Stock into a Single Class of Common Stock

SAN FRANCISCO, September 23, 2016 /Business Wire/ -- Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today announced that all outstanding shares of its Class A and Class B common stock automatically converted into a single class of common stock on a one-for-one basis, effective at 5:00 p.m. Eastern time on September 22, 2016. The conversion had no effect on the economic rights of holders of shares of Class A common stock or Class B common stock, except for the elimination of the different voting powers of the two classes of stock, and Yelp does not expect it to have any material effect on its future operations.

The conversion occurred automatically pursuant to Yelp’s certificate of incorporation as a result of the number of outstanding shares of Class B common stock representing less than ten percent of the total number of outstanding shares of Class A and Class B common stock. The single class of common stock has the same voting powers, preferences, rights and qualifications, limitations and restrictions as the former Class A common stock. All shares of Yelp’s outstanding capital stock are now entitled to one vote per share.

Yelp filed a certificate with the Delaware Secretary of State on September 23, 2016 effecting the retirement and cancellation of the Class A and Class B shares. This certificate of retirement also had the effect of eliminating obsolete provisions in the company’s certificate of incorporation relating to the dual-class common structure. Immediately following the filing of the certificate of retirement, the company filed an amended and restated certificate of incorporation reflecting the removal of such obsolete provisions. The amended and restated certificate of incorporation became effective on September 23, 2016.

No stockholder action is required in connection with the conversion. Any existing stock certificates validly issued for shares of the company's Class A common stock or Class B common stock will represent shares of the single class of common stock, and shares held in brokerage accounts will be automatically adjusted by the broker to reflect the change. Trading in the single class of common stock will continue on the New York Stock Exchange under the ticker symbol YELP. The common stock has the same CUSIP number as previously assigned to the Class A common stock.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken hold in major metros across more than 30 countries. Approximately 23 million unique devices1 accessed Yelp via the Yelp app, approximately 73 million unique visitors visited Yelp via desktop computer2 and approximately 69 million unique visitors visited Yelp via mobile website3 on a monthly average basis during the second quarter of 2016. By the end of the same quarter, Yelpers had written approximately 108 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists.

1 Calculated as the number of unique devices accessing the app on a monthly average basis over a given three-month period, according to internal Yelp logs.

2 Calculated as the number of “users,” as measured by Google Analytics, accessing Yelp via desktop computer on a monthly average basis over a given three-month period.

3 Calculated as the number of “users,” as measured by Google Analytics, accessing Yelp via the mobile website on a monthly average basis over a given three-month period.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on Yelp’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the effect of the conversion of Yelp’s Class A and Class B common stock on its future operations. Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could affect Yelp’s operating results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to Yelp on the date hereof. Yelp assumes no obligation to update such statements.

Investor Relations Contact Information
Allie Dalglish
(415) 635-2412
ir@yelp.com